Exhibit 99.1

Cerence Announces Fourth Quarter and Fiscal Year 2023 Results

Headlines

•
Revenue and profitability exceed the high end of the initially guided range for the full fiscal year
•
Five consecutive quarters of strong execution
•
Fourteen strategic design wins in the fiscal year including five competitive winbacks
•
Maintain a leadership position with Cerence penetration staying strong at 54% of global auto production
•
Fine-tuned LLM with Cerence vertical automotive dataset delivered to customers, advancing Destination Next software platform

BURLINGTON, Mass., November 27, 2023 – Cerence Inc. (NASDAQ: CRNC), AI for a world in motion, today reported its fourth quarter and fiscal year 2023 results for the year ended September 30, 2023.

Results Summary (1)

(in millions, except per share data)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
GAAP revenue	$80.8	$58.1	$294.5	$327.9
GAAP gross margin	71.5%	58.1%	67.7%	70.4%
Non-GAAP gross margin	72.9%	58.9%	69.1%	72.4%
GAAP operating margin	4.8%	-394.4%	-9.2%	-56.2%
Non-GAAP operating margin	17.8%	-9.8%	10.8%	23.5%
GAAP net loss(2)(3)	$(11.6)	$(230.1)	$(56.3)	$(310.8)
GAAP net loss margin	-14.3%	-395.8%	-19.1%	-94.8%
Non-GAAP net income (loss)	$3.8	$(5.5)	$14.6	$50.4
Adjusted EBITDA	$16.6	$(3.1)	$41.5	$86.4
Adjusted EBITDA margin	20.5%	-5.3%	14.1%	26.3%
GAAP net loss per share - diluted	$(0.29)	$(5.84)	$(1.40)	$(7.93)
Non-GAAP net income (loss) per share - diluted	$0.09	$(0.14)	$0.36	$1.24

(1)
Please refer to the “Discussion of Non-GAAP Financial Measures” and “Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures” included elsewhere in this release for more information regarding our use of non-GAAP financial measures.

(2)
During the third quarter of fiscal 2022, the company established a valuation allowance of $107.6 million against our deferred tax assets in a foreign jurisdiction, which consist of tax amortizable intellectual property and net operating loss carryforwards. This provision is a non-cash event.
(3)
During the fourth quarter of fiscal 2022, the company reported a goodwill impairment of $213.7 million. This provision is a non-cash event.

Stefan Ortmanns, Chief Executive Officer at Cerence, commented, “We finished the fiscal year strong with revenue for the quarter and fiscal year above the high end of the guidance range. Accordingly, we delivered better than expected full fiscal year results on all profitability metrics.”

Ortmanns continued, “During the year, we won more than a dozen strategic deals in our core auto business including five winbacks. In addition, we made strong progress in transportation adjacencies like two-wheelers and trucks. We are becoming a primary supplier of conversational AI technology in the two-wheeler space, having won every two-wheeler deal we’ve pitched.”

Ortmanns concluded, "Our industry is experiencing rapid change as automakers look to quickly deploy generative AI and large language models (LLMs), providing important opportunities for Cerence to serve as an innovation partner. We have demonstrated our initial product enhancements using these technologies to over a dozen customers with very favorable feedback, and we are already executing on a long-term product strategy that is expected to position Cerence as an industry leader for the foreseeable future.”

Cerence Key Performance Indicators

To help investors gain further insight into the Cerence business and its performance, management provides a set of key performance indicators that includes:

Key Performance Indicator[1]	Q4FY23
Percent of worldwide auto production with Cerence Technology (TTM)	54%
Change in Adjusted Deferred Revenue[2] (TTM):	15%
Repeatable software contribution (TTM):	75%
Change in number of Cerence connected cars shipped[3] (TTM over prior year TTM)	34%
Adjusted Total Billings (TTM over prior year TTM)[4]	6%

(1)
Please refer to the “Key Performance Indicators” included elsewhere in this release for more information regarding the definition and our use of key performance indicators.
(2)
Change in Adjusted Deferred Revenue is a non-GAAP measure: Adjusted deferred revenue is calculated by adding deferred revenue and long-term deferred revenue on the balance sheet less the component associated with the Toyota Legacy contract.
(3)
Based on IHS Markit data, global auto production increased 8% over the same time period ended on September 30, 2023.
(4)
Adjusted Total Billings YoY (TTM): The year over year change in total billings adjusted to exclude Professional Services, Connected Professional Services, prepay and prepay assumptions.

First Quarter and Full Year Fiscal 2024 Outlook

For the fiscal quarter ending December 31, 2023, revenue is expected to be in the range of $128 million to $132 million, which includes $67.8 million of deferred revenue that is accelerated due to an early termination agreement, entered into in the first quarter of 2024, relating to the Toyota “Legacy” contract.

GAAP Net Income is expected to be in the range of $19 million to $23 million. Adjusted EBITDA is expected to be in the range of approximately $58 million to $62 million.

For the full fiscal year ending September 30, 2024, the company expects revenue to be in the range of $355 million to $375 million which includes $20 million of fixed contracts. GAAP Net Income is expected to be in the range of $20 million to $35 million. Adjusted EBITDA is expected to be in the range of approximately $94 million to $109 million.

The adjusted EBITDA guidance excludes acquisition-related costs, amortization of acquired intangible assets, stock-based compensation, restructuring and other costs.

Additional details regarding guidance will be provided during the earnings call.

Cerence Conference Call Webcast

The company will host a live conference call and webcast with slides to discuss the results today at 8:30 a.m. Eastern Time/5:30 a.m. Pacific Time. Interested investors and analysts are invited to dial into the conference call by using the following link:

Register Here

Webcast access will also be available on the Investor Information section of the company’s website at https://www.cerence.com/investors/events-and-resources.

A replay of the webcast can be accessed by visiting the company’s website 90 minutes following the conference call at https://www.cerence.com/investors/events-and-resources.

Forward Looking Statements

Statements in this press release regarding: Cerence’s future performance, results and financial condition; expected growth; multi-year targets; strategy; opportunities; business, industry and market trends; strategy regarding fixed contracts and its impact on financial results; backlog; revenue visibility; demand for Cerence products; innovation and new product offerings; cost efficiency initiatives; and management’s future expectations, estimates, assumptions, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “intends” or “estimates” or similar expressions) should also be considered to be forward-looking statements. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risk, uncertainties and other factors, which may cause actual results or performance of the company to be materially different from any future results or performance expressed or implied by such forward-looking statements including but not limited to: the highly competitive and rapidly changing market in which we operate; adverse conditions in the automotive industry, the related supply chain and semiconductor shortage, or the global economy more generally; the impacts of the COVID-19 pandemic on our and our customers’ businesses; the impact of the war in Ukraine and conflict between Israel and Hamas on our and our customers’ businesses; our ability to control and successfully manage our expenses and cash position; escalating pricing pressures from our customers; the impact on our business of the transition to a lower level of fixed contracts, including the failure to achieve such a transition; our failure to win, renew or implement service contracts; the cancellation or postponement of existing contracts; the loss of business from any of our largest customers; effects of customer defaults; our inability to successfully introduce new products, applications and services; our strategies to increase cloud offerings and deploy generative AI and large language models (LLMs), the inability to recruit and retain qualified personnel; disruptions arising from transitions in management personnel; cybersecurity and data privacy incidents; fluctuating currency rates and interest rates; inflation; and the other factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Further, the inclusion of Cerence’s multi-year targets in the accompanying presentation should not be regarded as predictive of actual future events, and such targets, which were based on numerous variables and assumptions that necessarily involve judgments, should not be relied upon as such or construed as financial guidance. Such targets cover multiple years, and thus, by their nature become subject to greater uncertainty with each successive year. Accordingly, there can be no assurance that any of the multi-year targets will be realized, and actual results may vary materially from those targets. We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

Discussion of Non-GAAP Financial Measures

We believe that providing the non-GAAP information in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance, but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. The non-GAAP information should not be considered superior to, or a substitute for, financial statements prepared in accordance with GAAP.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial statements.

Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial statements, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three and twelve months ended September 30, 2023 and 2022, our management has either included or excluded the following items in general categories, each of which is described below.

Adjusted EBITDA

Adjusted EBITDA is defined as net income attributable to Cerence Inc. before net income (loss) attributable to income tax (benefit) expense, other income (expense) items, net, depreciation and amortization expense, and excluding acquisition-related costs, amortization of acquired intangible assets, stock-based compensation, and restructuring and other costs, net or impairment charges related to fixed and intangible assets and gains or losses on the sale of long-lived assets, if any. From time to time we may exclude from Adjusted EBITDA the impact of events, gains, losses or other charges (such as significant legal settlements) that affect the period-to-period comparability of our operating performance. Other income (expense) items, net include interest expense, interest income, and other income (expense), net (as stated in our Condensed Consolidated Statement of Operations). Our management and Board of Directors use this financial measure to evaluate our operating performance. It is also a significant performance measure in our annual incentive compensation programs.

Restructuring and other costs, net.

Restructuring and other charges, net include restructuring expenses as well as other charges that are unusual in nature, are the result of unplanned events, and arise outside the ordinary course of our business such as employee severance costs, costs for consolidating duplicate facilities, third-party fees relating to the modification of our convertible debt, release of a pre-acquisition contingency, and separation costs directly attributable to the Cerence business becoming a standalone public company.

Amortization of acquired intangible assets.

We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which our acquired intellectual property is treated in a comparable manner to our internally developed intellectual property. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.

Non-cash expenses.

We provide non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; and (ii) non-cash interest. These items are further discussed as follows:

(i)
Stock-based compensation. Because of varying valuation methodologies, subjective assumptions and the variety of award types, we exclude stock-based compensation from our operating results. We evaluate performance both with and without these measures because compensation expense related to stock-based compensation is typically non-cash and awards granted are influenced by the Company’s stock price and other factors such as volatility that are beyond our control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include such charges in operating plans. Stock-based compensation will continue in future periods.
ii)
Non-cash interest. We exclude non-cash interest because we believe that excluding this expense provides management, as well as other users of the financial statements, with a valuable perspective on the cash-based performance and health of the business, including the current near-term projected liquidity. Non-cash interest expense will continue in future periods.

Other expenses.

We exclude certain other expenses that result from unplanned events outside the ordinary course of continuing operations, in order to measure operating performance and current and future liquidity both with and without these expenses. By providing this information, we believe management and the users of the financial statements are better able to understand the financial results of what we consider to be our organic, continuing operations. Included in these expenses are items such as other charges (credits), net, losses from extinguishment of debt, and changes in indemnification assets corresponding with the release of pre-spin liabilities for uncertain tax positions.

Adjustments to income tax provision.

Adjustments to our GAAP income tax provision to arrive at non-GAAP net income is determined based on our non-GAAP pre-tax income. Additionally, as our non-GAAP profitability is higher based on the non-GAAP adjustments, we adjust the GAAP tax provision to remove valuation allowances and related effects based on the higher level of reported non-GAAP profitability. We also exclude from our non-GAAP tax provision certain discrete tax items as they occur.

Key Performance Indicators

We believe that providing key performance indicators (“KPIs”) allows investors to gain insight into the way management views the performance of the business. We further believe that providing KPIs allows investors to better understand information used by management to evaluate and measure such performance. KPIs should not be considered superior to, or a substitute for, operating results prepared in accordance with GAAP. In assessing the performance of the business during the three months ended September 30, 2023, our management has reviewed the following KPIs, each of which is described below:

•
Percent of worldwide auto production with Cerence Technology: The number of Cerence enabled cars shipped as compared to IHS Markit car production data.
•
Change in Adjusted Deferred Revenue: The year over year change in deferred revenue excluding Toyota “Legacy” revenue. Amounts calculated on a TTM basis. Adjusted deferred revenue is calculated by adding deferred revenue and long-term deferred revenue on the balance sheet less the component associated with the Toyota Legacy contract.
•
Repeatable software contribution: The percentage of repeatable revenues as compared to total GAAP revenue in the quarter on a TTM basis. Repeatable revenues are defined as the sum of License and Connected Services revenues.
•
Change in number of Cerence connected cars shipped: The year over year change in the number of cars shipped with Cerence connected solutions. Amounts calculated on a TTM basis.
•
Adjusted Total Billings YoY (TTM): The year over year change in total billings adjusted to exclude Professional Services, prepay billings and prepay consumption.

See the tables at the end of this press release for non-GAAP reconciliations to the most directly comparable GAAP measures.

To learn more about Cerence, visit www.cerence.com, and follow the company on LinkedIn and Twitter.

About Cerence Inc.

Cerence (NASDAQ: CRNC) is the global industry leader in creating unique, moving experiences for the mobility world. As an innovation partner to the world’s leading automakers and mobility OEMs, it is helping advance the future of connected mobility through intuitive, AI-powered interaction between humans and their vehicles, connecting consumers’ digital lives to their daily journeys no matter where they are. Cerence’s track record is built on more than 20 years of knowledge and 475 million cars shipped with Cerence technology. Whether it’s connected cars, autonomous driving, e-vehicles, or two-wheelers, Cerence is mapping the road ahead. For more information, visit www.cerence.com.

Contact Information

Rich Yerganian

Senior Vice President of Investor Relations

Cerence Inc.

Tel: 617-987-4799

Email: richard.yerganian@cerence.com

CERENCE INC.

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Revenues:
License	$43,105	$19,000	$145,159	$158,610
Connected service	19,168	18,096	75,071	85,571
Professional service	18,491	21,048	74,245	83,710
Total revenues	80,764	58,144	294,475	327,891
Cost of revenues:
License	2,356	1,006	8,522	2,698
Connected service	4,777	5,956	22,995	22,722
Professional service	15,791	17,316	63,232	68,764
Amortization of intangible assets	104	105	414	2,984
Total cost of revenues	23,028	24,383	95,163	97,168
Gross profit	57,736	33,761	199,312	230,723
Operating expenses:
Research and development	35,143	25,308	123,333	107,116
Sales and marketing	5,848	8,611	27,504	31,098
General and administrative	11,450	10,712	57,903	42,653
Amortization of intangible assets	557	2,365	5,854	11,516
Restructuring and other costs, net	842	2,379	11,917	8,965
Goodwill impairment	—	213,720	—	213,720
Total operating expenses	53,840	263,095	226,511	415,068
Income (loss) from operations	3,896	(229,334)	(27,199)	(184,345)
Interest income	1,231	591	4,471	1,007
Interest expense	(3,132)	(3,792)	(14,769)	(14,394)
Other income (expense), net	(1,649)	(255)	1,108	(1,019)
Income (loss) before income taxes	346	(232,790)	(36,389)	(198,751)
Provision for (benefit from) income taxes	11,898	(2,663)	19,865	112,075
Net loss	$(11,552)	$(230,127)	$(56,254)	$(310,826)
Net loss per share:
Basic	(0.29)	(5.84)	(1.40)	(7.93)
Diluted	(0.29)	(5.84)	(1.40)	(7.93)
Weighted-average common share outstanding:
Basic	40,357	39,407	40,215	39,187
Diluted	40,357	39,407	40,215	39,187

CERENCE INC.

Consolidated Balance Sheets

(in thousands, except per share amounts)

	September 30,	September 30,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$101,154	$94,847
Marketable securities	9,211	20,317
Accounts receivable, net of allowances of $4,044 and $157 at September 30, 2023 and September 30, 2022, respectively	61,270	45,073
Deferred costs	6,935	7,098
Prepaid expenses and other current assets	47,157	60,184
Total current assets	225,727	227,519
Long-term marketable securities	10,607	11,584
Property and equipment, net	34,013	37,707
Deferred costs	20,299	22,451
Operating lease right of use assets	11,961	14,702
Goodwill	900,342	890,802
Intangible assets, net	3,875	9,700
Deferred tax assets	46,601	51,989
Other assets	44,165	52,039
Total assets	$1,297,590	$1,318,493
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$16,873	$10,372
Deferred revenue	77,068	72,662
Short-term operating lease liabilities	5,434	5,071
Short-term debt	-	10,938
Accrued expenses and other current liabilities	48,718	47,990
Total current liabilities	148,093	147,033
Long-term debt, net of discounts and issuance costs	275,951	259,436
Deferred revenue, net of current portion	145,531	165,972
Long-term operating lease liabilities	7,947	11,375
Other liabilities	25,193	21,727
Total liabilities	602,715	605,543
Stockholders' Equity:
Common stock, $0.01 par value, 560,000 shares authorized as of September 30, 2023; 40,423 and 39,430 shares issued and outstanding as of September 30, 2023 and September 30, 2022, respectively	404	394
Accumulated other comprehensive loss	(27,966)	(33,737)
Additional paid-in capital	1,056,099	1,029,542
Accumulated deficit	(333,662)	(283,249)
Total stockholders' equity	694,875	712,950
Total liabilities and stockholders' equity	$1,297,590	$1,318,493

CERENCE INC.

Consolidated Statements of Cash Flows

(in thousands)

	Twelve Months Ended
	September 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(56,254)	$(310,826)
Adjustments to reconcile net loss to net cash provided by (used in) operations:
Depreciation and amortization	16,038	23,939
Provision for (benefit from) credit loss reserve	3,626	(413)
Stock-based compensation	40,766	28,076
Non-cash interest expense	2,914	5,281
Loss on debt extinguishment	1,333	-
Deferred tax benefit	7,597	97,287
Goodwill impairment	-	213,720
Unrealized foreign currency transaction (gain) losses	(3,393)	5,730
Other	(3,388)	385
Changes in operating assets and liabilities:
Accounts receivable	(16,964)	(6,590)
Prepaid expenses and other assets	28,192	(33,756)
Deferred costs	3,194	4,654
Accounts payable	5,774	157
Accrued expenses and other liabilities	(408)	(1,479)
Deferred revenue	(21,529)	(28,303)
Net cash provided by (used in) operating activities	7,498	(2,138)
Cash flows from investing activities:
Capital expenditures	(5,124)	(17,446)
Purchases of marketable securities	(18,025)	(31,757)
Sale and maturities of marketable securities	30,324	37,203
Payments for equity investments	-	(584)
Other investing activities	(1,355)	2,019
Net cash provided by (used in) investing activities	5,820	(10,565)
Cash flows from financing activities:
Proceeds from revolving credit facility	24,700	-
Payments of revolver credit facility	(24,700)	-
Proceeds from long-term debt, net of discount	210,000	-
Payments for long-term debt issuance costs	(17,176)	-
Principal payments of long-term debt	(198,438)	(6,250)
Common stock repurchases for tax withholdings for net settlement of equity awards	(4,894)	(49,003)
Principal payment of lease liabilities arising from a finance lease	(451)	(415)
Proceeds from the issuance of common stock	5,625	36,062
Net cash used in financing activities	(5,334)	(19,606)
Effects of exchange rate changes on cash and cash equivalents	(1,677)	(1,272)
Net change in cash and cash equivalents	6,307	(33,581)
Cash and cash equivalents at beginning of period	94,847	128,428
Cash and cash equivalents at end of period	$101,154	$94,847

CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures

(unaudited - in thousands)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
GAAP revenue	$80,764	$58,144	$294,475	$327,891

GAAP gross profit	$57,736	$33,761	$199,312	$230,723
Stock-based compensation	1,004	382	3,703	3,766
Amortization of intangible assets	104	105	414	2,984
Non-GAAP gross profit	$58,844	$34,248	$203,429	$237,473
GAAP gross margin	71.5%	58.1%	67.7%	70.4%
Non-GAAP gross margin	72.9%	58.9%	69.1%	72.4%

GAAP operating income (loss)	$3,896	$(229,334)	$(27,199)	$(184,345)
Stock-based compensation*	8,965	5,056	40,766	24,076
Amortization of intangible assets	661	2,470	6,268	14,500
Restructuring and other costs, net*	842	2,379	11,917	8,965
Goodwill impairment	-	213,720	-	213,720
Non-GAAP operating income (loss)	$14,364	$(5,709)	$31,752	$76,916
GAAP operating margin	4.8%	-394.4%	-9.2%	-56.2%
Non-GAAP operating margin	17.8%	-9.8%	10.8%	23.5%

GAAP net loss	$(11,552)	$(230,127)	$(56,254)	$(310,826)
Stock-based compensation*	8,965	5,056	40,766	24,076
Amortization of intangible assets	661	2,470	6,268	14,500
Restructuring and other costs, net*	842	2,379	11,917	8,965
Goodwill impairment	-	213,720	-	213,720
Depreciation	2,226	2,616	9,770	9,439
Total other income (expense), net	(3,550)	(3,456)	(9,190)	(14,406)
Provision for (benefit from) income taxes	11,898	(2,663)	19,865	112,075
Adjusted EBITDA	$16,590	$(3,093)	$41,522	$86,355
GAAP net loss margin	-14.3%	-395.8%	-19.1%	-94.8%
Adjusted EBITDA margin	20.5%	-5.3%	14.1%	26.3%
* - $4.0 million in stock-based compensation is included in Restructuring and other costs, net during Q1'22.

CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (cont.)

(unaudited - in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
GAAP net loss	$(11,552)	$(230,127)	$(56,254)	$(310,826)
Stock-based compensation*	8,965	5,056	40,766	24,076
Amortization of intangible assets	661	2,470	6,268	14,500
Restructuring and other costs, net*	842	2,379	11,917	8,965
Loss on debt extinguishment	-	-	1,333	-
Goodwill impairment	-	213,720	-	213,720
Non-cash interest expense	1,464	1,359	2,914	5,281
Indemnification asset release	-	-	-	1,302
Other	500	-	(344)	-
Adjustments to income tax expense	2,870	(362)	7,976	93,405
Non-GAAP net income (loss)	$3,750	$(5,505)	$14,576	$50,423

Adjusted EPS:
GAAP Numerator:
Net loss attributed to common shareholders - basic and diluted	$(11,552)	$(230,127)	$(56,254)	$(310,826)

Non-GAAP Numerator:
Net income (loss) attributed to common shareholders	$3,750	$(5,505)	$14,576	$50,423
Interest on the Notes, net of tax	-	-	-	4,068
Net income (loss) attributed to common shareholders - diluted	$3,750	$(5,505)	$14,576	$54,491

GAAP Denominator:
Weighted-average common shares outstanding - basic and diluted	40,357	39,407	40,215	39,187

Non-GAAP Denominator:
Weighted-average common shares outstanding- basic	40,357	39,407	40,215	39,187
Adjustment for diluted shares	1,101	-	423	4,912
Weighted-average common shares outstanding - diluted	41,458	39,407	40,638	44,099

GAAP net loss per share - diluted	$(0.29)	$(5.84)	$(1.40)	$(7.93)
Non-GAAP net income (loss) per share - diluted	$0.09	$(0.14)	$0.36	$1.24

GAAP net cash provided by (used in) operating activities	$11,258	$(4,953)	$7,498	$(2,138)
Capital expenditures	(1,527)	(3,028)	(5,124)	(17,446)
Free Cash Flow	$9,731	$(7,981)	$2,374	$(19,584)
* - $4.0 million in stock-based compensation is included in Restructuring and other costs, net in Q1'22.

CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (cont.)

(unaudited - in thousands)

	Q4FY23	Q3FY23	Q2FY23	Q1FY23
GAAP revenues	$80,764	$61,660	$68,393	$83,658
Less: Professional services revenue	18,491	17,240	18,667	19,847
Non-GAAP Repeatable revenues	$62,273	$44,420	$49,726	$63,811

GAAP revenues TTM	$294,475
Less: Professional services revenue TTM	74,245
Non-GAAP Repeatable revenues TTM	$220,230
Repeatable software contribution	75%

CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (cont.)

(unaudited - in thousands)

	Q1 2024		FY2024
	Low	High	Low	High
GAAP revenue	$128,000	$132,000	$355,000	$375,000

GAAP gross profit	$103,000	$107,000	$265,000	$285,000
Stock-based compensation	700	700	3,100	3,100
Amortization of intangible assets	100	100	100	100
Non-GAAP gross profit	$103,800	$107,800	$268,200	$288,200
GAAP gross margin	80%	81%	75%	76%
Non-GAAP gross margin	81%	82%	76%	77%

GAAP operating income	$46,500	$50,500	$43,300	$58,300
Stock-based compensation	8,800	8,800	38,900	38,900
Amortization of intangible assets	700	700	2,300	2,300
Restructuring and other costs, net	200	200	2,400	2,400
Non-GAAP operating income	$56,200	$60,200	$86,900	$101,900
GAAP operating margin	36%	38%	12%	16%
Non-GAAP operating margin	44%	46%	24%	27%

GAAP net income	$18,900	$22,900	$20,200	$35,200
Stock-based compensation	8,800	8,800	38,900	38,900
Amortization of intangible assets	700	700	2,300	2,300
Restructuring and other costs, net	200	200	2,400	2,400
Depreciation	1,800	1,800	7,500	7,500
Total other income (expense), net	(1,800)	(1,800)	(7,100)	(7,100)
Provision for income taxes	25,800	25,800	16,000	16,000
Adjusted EBITDA	$58,000	$62,000	$94,400	$109,400
GAAP net income margin	15%	17%	6%	9%
Adjusted EBITDA margin	45%	47%	27%	29%

CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (cont.)

(unaudited - in thousands)

	Q1 2024		FY2024
	Low	High	Low	High
GAAP net income	$18,900	$22,900	$20,200	$35,200
Stock-based compensation	8,800	8,800	38,900	38,900
Amortization of intangible assets	700	700	2,300	2,300
Restructuring and other costs, net	200	200	2,400	2,400
Non-cash interest expense	1,500	1,500	6,000	6,000
Other	-	-	(100)	(100)
Income tax impact of Non-GAAP adjustments	10,000	10,000	(10,200)	(10,200)
Non-GAAP net income	$40,100	$44,100	$59,500	$74,500

Adjusted EPS:
GAAP Numerator:
Net income attributed to common shareholders	$18,900	$22,900	$20,200	$35,200
Interest on the Notes, net of tax	700	700	-	2,800
Net income attributed to common shareholders - diluted	$19,600	$23,600	$20,200	$38,000

Non-GAAP Numerator:
Net income attributed to common shareholders	$40,100	$44,100	$59,500	$74,500
Interest on the Notes, net of tax	1,100	1,100	4,500	4,500
Net income attributed to common shareholders - diluted	$41,200	$45,200	$64,000	$79,000

GAAP Denominator:
Weighted-average common shares outstanding - basic and diluted	41,300	41,300	41,800	41,800
Adjustment for diluted shares	5,700	5,700	500	5,600
Weighted-average common shares outstanding - diluted	47,000	47,000	42,300	47,400

Non-GAAP Denominator:
Weighted-average common shares outstanding- basic and diluted	41,300	41,300	41,800	41,800
Adjustment for diluted shares	8,000	8,000	8,000	8,000
Weighted-average common shares outstanding - diluted	49,300	49,300	49,800	49,800

GAAP net income per share - diluted	$0.42	$0.50	$0.48	$0.80
Non-GAAP net income per share - diluted	$0.84	$0.92	$1.29	$1.59